ASSIGNMENT AGREEMENT



     THIS AGREEMENT (the "Agreement"), made and entered into this eighth day of March, 2000, by and between Sandra Allesch, whose address is : 41 Summit Ave., Berkley Heights, NJ 07922 (hereinafter "Allesch"), and Carsunlimited.com, Inc., a Nevada Corporation, with a present corporate address at: 16 Cleveland Place, Glen Cove, New York 11542 (hereinafter "Cars"), with respect to the following:

     Whereas, Allesch owns all the rights and interest to and wishes to sell and assign those rights and interest to the Internet address site (also known as the "URL address") to "Carsunlimited.com", as so filed with , and registered by Network Solutions; and

     WHEREAS, Cars wishes to purchase all the rights and interest to the URL "Carsunlimited.Com".

     THEREFORE, in consideration for the payment described in the following section of this agreement Seller hereby transfers and assigns all rights and interest to Buyer. Buyer shall have the right to register the said name and all rights inclusive in Buyer's own name and shall have the exclusive right to dispose of the rights in any way Buyer sees fit. Seller retains no rights whatsoever. The assignment of this section shall take effect on the execution of this agreement.

     In consideration of the assignment described above, Buyer agrees to compensate Seller as follows:

a) Seller shall receive 100,000 shares of restricted common stock in Carsunlimited.com, Inc., presently a privately held Nevada Corporation; and
b) The option to purchase 100,000 shares of common stock of Carsunlimited.com, Inc., at $0.06 per share pursuant to an SB-2 Offering, which the Company intends to initiate and complete within six months of the date of this agreement. Prior to receipt of said shares, Seller agrees to sign an agreement with Cars agreeing to sell no more than 1,000 shares of said stock per day. This shall be the only consideration paid to said Seller.

     Seller warrants that Seller has the legal right to sell and grant Buyer the assignment set out in of this agreement and that such assignment does not infringe any third parties' rights. Seller further warrants that there are no pending lawsuits concerning any aspects of the rights.

     Upon execution of this Agreement, Seller warrants that she will transfer the URL site to the Buyer. Further, Seller warrants that she will immediately contact Network Solutions to obtain the necessary paperwork to transfer the assignment of rights from the Buyer and, Fill out and submit the same.

     Buyer agrees that should Carsunlimited.com, Inc. go bankrupt or become insolvent within 12 months from the date herein, That the "URL "Carsunlimited.com" will voluntarily be returned to Seller and that Buyer will execute any and allpaperwork requested of him by Seller to effectuate such a transaction.

     Assignment. This agreement is freely assignable by both parties and shall be binding upon and shall inure to the benefit of the legal successors and assigns of the parties.

     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, County of Nassau.

     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above



"Seller"                                            "Buyer"
/s_______________                                   /s_______________
Sandra Allesch                                       Anthony J. Genova, Jr.

     Frank  J.  Carisone,  Jr.                         Lorraine  Berry
  Notary  Public  of  New Jersey                  Notary Public of New Jersey
My  Commission  Expires  9-9-2001              My Commission Expires May 3, 2001
/s_______________                                   /s______________